Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

InMed Pharmaceuticals Inc.

We consent to the use of our report dated September 23, 2022 on the consolidated financial statements of InMed Pharmaceuticals Inc. (the “Entity”) which comprise the consolidated balance sheet as of June 30, 2022, the consolidated statement of operations, changes in shareholder’s equity and cash flow for the year ended June 30, 2022, and notes to the consolidated financial statements, including a summary of significant accounting policies (collectively the “consolidated financial statements”) which is included in the Annual Report on Form 10-K of the Entity for the fiscal year ended June 30, 2023.

We also consent to incorporation by reference of such report in the registration statements (Nos. 333-253925, 333-257858, 333-265731, 333-267831 and 333-268700) on Form S-1, (Nos. 333-262533 and 333-264187) on Form S-3 and (Nos. 333-253912 and 333-260323) on Form S-8 of the Entity.

/s/ KPMG LLP

Chartered Professional Accountants

September 29, 2023

Vancouver, Canada